Calculation of Filing Fee Tables
F-1
Energys Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value US$0.0001	Other	15,669,556	$ 0.87025	$ 13,636,431.11	0.0001381	$ 1,883.19
Fees to be Paid	2	Equity	Ordinary Shares Underlying the Series A Warrants to Purchase Ordinary Shares and Series B Warrants to Purchase Ordinary Shares	Other	31,339,112	$ 0.87025	$ 27,272,862.22	0.0001381	$ 3,766.38
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 40,909,293.33		$ 5,649.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,649.57
Offering Note
[1]	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions. Consist of Ordinary Shares that were issued and are issuable in private placements to certain investors pursuant to a securities purchase agreement dated February 5, 2026.

[2]	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions. Consist of Ordinary Shares underlying the Series A Warrants to Purchase Ordinary Shares and Series B Warrants to Purchase Ordinary Shares that were issued and are issuable in private placements to certain investors pursuant to a securities purchase agreement dated February 5, 2026. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low price for the Class A ordinary shares on February 27, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A